[LOGO] GFSB
       Bancorp, Inc.
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FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
---------------------                  --------------------------------
May 14, 2004                           Jerry R. Spurlin, Chief Financial Officer
                                       (505) 726-6500

                      GFSB BANCORP, INC. ANNOUNCES EARNINGS

Gallup, New Mexico - GFSB Bancorp, Inc. (NASDAQ SmallCap: GUPB), parent holding company of Gallup Federal Savings Bank, Gallup, New Mexico, today announced earnings for the quarter ended March 31, 2004, of $324,000 ($0.27 per diluted share) and for the nine months ended March 31, 2004, of $1,151,000 ($.97 per diluted share). Earnings for the same periods a year earlier were $280,000 ($0.24 per diluted share) and $1,217,000 ($1.05 per diluted share).

The $44,000 increase in net earnings for the quarter is primarily attributable to a $220,000 increase in net interest earnings and a $72,000 decrease in income tax expense, partially offset by a $199,000 increase in the provision for loan losses, an increase in non-interest expense of $47,000 and a $1,000 decrease in non-interest earnings. The increase in net interest earnings is primarily due to improvement in the Company's net interest margin, which was driven by a higher volume of earning assets. The decrease in income tax expense is primarily due to the recognition of certain permanent tax differences. The increase in the provision for loan losses was primarily the result of an increase in classified loans and growth in commercial and commercial real estate loans. The increase in classified loans is primarily attributable to two loans, each with unique credit quality concerns. The Company attributes the increase in non-interest expense primarily to bank growth.

The $65,000 decrease in earnings for the nine months ended March 31, 2004 is primarily the result of a $288,000 increase in non-interest expense and a
$254,000  increase in the  provision  for loan  losses,  partially  offset by an increase in net interest earnings of $173,000, an increase in non-interest earnings of $170,000 and a $134,000 decrease in income tax expense. The Company attributes the increase in non-interest expense primarily to bank growth. As discussed above, the increase in the provision for loan losses was primarily the result of an increase in classified loans and growth in commercial and commercial real estate loans. The increase in net interest earnings is primarily due to improvement in the Company's net interest margin. The increase in non-interest earnings was primarily due to an increase in service charge income of $208,000 and an increase in miscellaneous income of $39,000, partially offset by a decrease in net gains from sales of loans of $75,000. The increase in miscellaneous income is primarily due to a gain on the sale of other real estate owned. The increase in service charge income is primarily due to increased insufficient funds charges collected on NOW and checking accounts because of increased volume of insufficient funds checks. The decrease in income tax expense is primarily due to the recognition of certain permanent tax differences.


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                P.O. Box 820 o 221 West Aztec o Gallup, NM 87301

At March 31, 2004, the Company's capital to asset ratio was 7.8%, with assets and stockholders' equity of $238.9 million and $18.5 million, respectively.

This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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

                               GFSB BANCORP, INC.
                   Selected Financial Information (Unaudited)
                  (dollars in thousands, except per share data)


             CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                 At Period End
                                                -----------------------------------------------------
                                                      03/31/04           03/31/03           06/30/03
                                                -----------------------------------------------------
Cash and investments                                    40,167             32,063             37,208
Mortgage-backed securities                              34,849             33,694             38,517
FHLB stock                                               4,393              4,306              4,333
Loans receivable, net                                  155,618            145,282            146,396
Premises and equipment                                   2,566              2,388              2,314
Prepaid and other assets                                 1,319              1,297              1,187
                                                -----------------------------------------------------
  TOTAL ASSETS                                         238,912            219,030            229,955
                                                =====================================================

Deposits                                               138,466            120,460            129,759
Advances from FHLB                                      74,535             75,068             76,642
Other secured borrowings                                 4,984              3,217              3,658
Repurchase agreements                                      639                772                585
Accrued expenses and other liabilities                   1,751              2,202              1,567
Stockholders' equity                                    18,537             17,311             17,744
                                                -----------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           238,912            219,030            229,955
                                                =====================================================


                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                                                           Three Months Ended                    Nine Months Ended
                                                ------------------------------------------------------------------------
                                                      03/31/04           03/31/03           03/31/04           03/31/03
                                                ------------------------------------------------------------------------
Interest earnings                                        3,066              3,021              9,160              9,425
Interest expense                                         1,326              1,501              4,203              4,642
                                                ------------------------------------------------------------------------

    NET INTEREST EARNINGS                                1,740              1,520              4,957              4,783
Provision for loan losses                                  339                140                469                215
                                                ------------------------------------------------------------------------

    NET INTEREST EARNINGS AFTER
      PROVISION FOR LOAN LOSSES                          1,401              1,380              4,488              4,568
Non-interest earnings                                      187                188                633                463
Non-interest expense                                     1,168              1,121              3,474              3,185
                                                ------------------------------------------------------------------------

    EARNINGS BEFORE INCOME TAXES                           420                448              1,647              1,846
Net Income Tax Expense                                      96                168                496                629

    NET EARNINGS                                           324                280              1,152              1,217

Weighted average number of                               1,127              1,117              1,125              1,113
  shares outstanding- basic

Earnings per common share-basic                           0.29               0.25               1.02               1.09

Weighted average number of                               1,183              1,165              1,181              1,159
  shares outstanding- diluted

Earnings per common share-diluted                         0.27               0.24               0.97               1.05



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